UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 18, 2017

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01

Regulation FD Disclosure.

Goldrich Mining Company (the “Company) announced the 2017 production and drill program results for the Chandalar Mine. The Chandalar mine is owned by Goldrich NyacAU Placer, LLC (“GNP”), a 50/50% joint venture between Goldrich and NyacAU, to mine the various placer deposits that occur throughout Goldrich’s 23,000-acre Chandalar gold project in Alaska. NyacAU is the manager of the joint venture.

2017 Production Summary

The Chandalar mine production for 2017 was 14,670 ounces of raw placer gold, which is approximately equivalent to 12,000 ounces of fine gold. This compares to 10,209 ounces of raw gold, or approximately 8,200 ounces of fine gold, produced in 2016 and 4,400 ounces of raw gold, or approximately 3,600 ounces of fine gold, produced in 2015.

Per the terms of the joint venture operating agreement, GNP is required to make a payment of approximately $1.3 million (1,100 ounces X $1,201 per ounce) to Goldrich for the 2016 Minimum Production Requirement and approximately $1.4 million (1,200 ounces X $1,201 per ounce) for the 2017 Minimum Production Requirement. The Minimum Production Requirement for 2018 will be determined based on the spot price of gold on December 1, 2017. The Minimum Production Requirement payments for 2016, 2017 and 2018 are due by October 31, 2018. Assuming a spot price of gold of $1,201, the total 2018 Minimum Production Requirement will be $1.6 million (1,300 ounces X $1,201 per ounce) and the total required payments to Goldrich from GNP on October 31, 2018 will be approximately $4.3 million (3,600 ounces X $1,201 per ounce).

The 2017 production season ran from approximately June 4, 2017 through September 27, 2017. The normal production season is approximately from mid-June through mid-September, subject to weather. In addition, stripping of overburden and stockpiling of pay gravel can usually be done for at least one month before and after the production season. Stripping of overburden this year continued through October 17, 2017.

2017 Drill Program

The GNP sonic drill program drilled 231 holes totaling 14,271 feet. The drilling program was completed by GNP. Goldrich has not yet received the drill results from GNP.

Goldrich previously conducted 15,000 feet (4,572 meters) of reverse circulation drilling on the placer deposit in 2007. This drill program delineated approximately 10.5 million cubic yards of mineralized material at an average grade of 0.025 ounces (0.78 grams) gold per cubic yard containing an estimated 250,000 ounces of gold. This mineralized material is not a mineral reserve as defined in SEC Industry Guide 7.

A copy of the October 18, 2017 news release is attached as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

News Release, October 18, 2017.*

       * Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: October 19, 2017	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer